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                                                                   Exhibit 10.1
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     DO NOT DESTROY THIS NOTE: When paid, this Note, with the Deed of Trust securing same, must be surrendered to trustee under the Deed of Trust for cancellation before reconveyance will be made.

                         NOTE SECURED BY DEED OF TRUST
                    INSTALLMENT - INTEREST (FIXED) INCLUDED

$2,000,000.00                                                    Loan No. 65393
                                                             Account No. 645442
                                             9701 Wilshire Boulevard, Suite 600
                                                Beverly Hills, California 90212
                                                                January 2, 2001


On March 1, 2016, DAILY JOURNAL CORPORATION, a South Carolina corporation ("Borrower") promises to pay in immediately available funds to the order of City National Bank, a national banking association ("CNB"), at its office set forth above, the principal sum of Two Million and 00/100ths Dollars ($2,000,000.00), or so much thereof as may be outstanding, with interest thereon to be computed from the date of its disbursement at a rate computed on a basis of a 360-day year, actual days elapsed, equal to eight and two hundredths percent (8.02 %) ("Interest Rate").

The first payment under this Note shall be for accrued interest only and shall be due on March 1, 2001, with principal and interest together payable in installments of Nineteen Thousand Three Hundred Fifty-Six and 13/100ths Dollars ($19,356.13) each month commencing with the first day of April, 2001, and continuing thereafter on the same day of each month until maturity, as above stated, when all unpaid interest and principal shall be payable. The above stated monthly payments of principal and interest will amortize the loan in fifteen (15) years.

This Note is secured by a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing of even date herewith ("Deed of Trust') covering certain real property, as therein described (the "Property"). It may also be secured by other collateral. This Note and the Deed of Trust are two of several Loan Documents, as defined and designated in a Supplemental Terms Letter ("Supplemental Terms Letter") of even date herewith between CNB and Borrower. Some or all of the Loan Documents, including the Supplemental Terms Letter, contain provisions for the acceleration of the maturity of this Note.

The occurrence of any of the following with respect to Borrower or any guarantor of this Note or any general partner of Borrower or such guarantor, shall constitute an "Event of Default" hereunder:

1. The failure to make any payment of principal or interest when due under this Note and does not cure that failure within ten (10) days of Notice;

2. The filing of a petition by or against any of such parties under any provisions of the Bankruptcy Code;

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3.   The appointment of a receiver or an assignee for the benefit of creditors;

4. The commencement of dissolution or liquidation proceedings or the disqualification of any such parties which is a corporation, partnership, joint venture or any other type of entity;

5.   The death or incapacity of any of such parties which is an individual;

6. The revocation of any guaranty, or any guaranty becomes unenforceable as to any future advances under this Note;

7. Any financial statement provided by any of such parties to CNB is false or misleading in any material respect;

8. Any sale or transfer of all or a substantial or material party of the assets of any of such parties other than in the ordinary course of business; or

9. Any violation, breach or default under any letter agreement, guaranty, security agreement, deed of trust or any other contract or instrument executed in connection with this Note or securing this Note.

Upon the occurrence of an Event of Default, CNB, at its option, may declare all sums outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower. Borrower agrees to pay all costs and expenses, including reasonable attorneys' fees, expended or incurred by CNB (or allocable to CNB's in-house counsel) in connection with the enforcement of this Note or the collection of any sums due hereunder and irrespective of whether suit is filed. Upon the occurrence and during the continuance of an Event of Default, the unpaid principal balance hereunder shall bear additional interest at a rate of five percent (5.0%) per year higher than the interest rate as determined and computed above.

Borrower shall pay to CNB a late charge of 6% or $5.00, whichever is greater, of each and every monthly installment not received by CNB on or before the tenth
(10th) day after the installment is due.

Should Borrower (or any successor in interest to Borrower) without the prior written consent of CNB, sell, transfer, mortgage, pledge, hypothecate, assign or encumber his interest in the Property (or any part thereof) which secured this Note, whether voluntarily or involuntarily, then CNB may at its option declare the whole sum of principal and interest (and all other sums secured by any Deed of Trust taken as security for this Note) immediately due and payable. This provision shall apply to each and every sale, transfer, mortgage, pledge, hypothecation, assignment or encumbrance regardless whether or not CNB has consented to, or waived, its right hereunder, whether by action or non-action, in connection with any previous sale, transfer, mortgage, pledge, hypothecation, assignment or encumbrance, whether one or more.

Borrower shall have the right to prepay the principal of this Note, in whole or in part at any time, which prepayment must be preceded by not less than thirty
(30) days prior written notice to CNB of Borrower's intention to make such prepayment, the amount thereof, and the date upon which

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such prepayment will be made, and there shall be paid to CNB concurrently with such payment all then accrued interest and any and all other amounts then due hereunder.

Should this Note be signed by more than one person and/or firm and/or corporation, all of the obligations hereto contained shall be considered joint and several obligations of each signer hereof.

"BORROWER"

DAILY JOURNAL CORPORATION,
a South Carolina corporation

By:  /s/ Gerald L. Salzman
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     Gerald L. Salzman, President

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